Exhibit 10.1

AMENDMENT NO. 5, dated as of December 13, 2007, to the Employment Agreement dated as of August 1, 2000, as amended (the “Employment Agreement”) between Blyth, Inc., a Delaware corporation (the “Company”), and Robert B. Goergen (the “Executive”).  Capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

WHEREAS, pursuant to Section 9 of the Employment Agreement, the Company is obligated to pay the Executive, following the Executive’s Separation from Service, a Deferred Supplemental Pension Benefit Obligation in annual installments of $400,000 per annum, together with interest thereon at the rate of 6% per annum, compounded quarterly, calculated from the date following the Executive’s Separation from Service;

WHEREAS, the Company is also obligated to pay interest on the components of such Supplemental Pension Benefit Obligation that were not paid when earned at the rate of 6% per annum, compounded quarterly, calculated from the date on which earned to the date of the Executive’s Separation from Service; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement primarily for the purpose of accelerating the time for payment of such Deferred Supplemental Pension Benefit Obligation and the components thereof.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.                                       Section 1(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

“Base Salary” shall mean an annualized salary of not less than (a) $600,000 during the Initial Term and (b) thereafter, one-half of the annualized Base Salary as in effect on the last day of the Initial Term, in each case as adjusted as contemplated by the second sentence of Section 4 below; provided, however, that the term “Base Salary” shall not include any amounts payable under the third sentence of Section 4 below.

2.                                       Clause (iii)(B) of Section 1(e) of the Employment Agreement is hereby amended by deleting the words “during the last three years of the Term of Employment,” and substituting in lieu thereof the words “during the remainder of the Term of Employment following the Initial Term,”.

3.                                       Section 3 is hereby amended by adding the following two new sentences thereto immediately after the sixth sentence thereof:

It is the intent of the Company and the Executive that there shall not occur a Separation from Service (as defined in Section 9(k) hereof) with respect to the Executive until the end of the Employment Period.  To that end, and notwithstanding the end of the Initial Term, the giving of notice by the Company or by the Executive pursuant to Section 2 hereof or the provisions of Section 3(b) hereof, the Executive agrees to use his best efforts to continue to provide to the Company until the end of the Employment Period, and the Company agrees to use its best efforts to utilize, such services of the Executive as may be necessary to ensure that there will not be a Separation from Service with respect to the Executive prior to the end of the Employment Period.

4.                                       Section 4 of the Employment Agreement is hereby amended by (a) changing the heading thereof to read “BASE SALARY; ADDITIONAL COMPENSATION.” and (b) adding a new third sentence thereto to read as follows:

In addition, so long as the Term of Employment shall not have terminated on or prior to January 31, 2008, during the period commencing February 1, 2008, and ending on the earlier of July 31, 2010 or the last day of the Term of Employment, the Executive shall be paid, in addition to his Base Salary and any incentive award to which he might be entitled, an additional annualized salary of $500,000, which shall be payable in accordance with the regular payroll practices of the Company.

5.                                       The first sentence of Section 6(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

Subject to Section 9(k) hereof and to vesting, as hereinafter provided, the Executive shall be entitled to receive, during his lifetime, a supplemental pension benefit, commencing upon the earlier of (a) August 1, 2010, and (b) the day following the end of the Term of Employment, equal to 50% of his Final Average Compensation, but not in excess of $500,000 per annum, which amount shall be payable in four equal quarterly installments each year, commencing on the earlier of August 1, 2010 or the day following the end of the Term of Employment.

6.                                       Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

7.                                       Section 9(k) of the Employment Agreement is hereby amended by deleting the period at the end thereof and adding the following words after the word “paid”: “together with interest thereon at rate of 6% per annum, compounded quarterly, calculated from the dates that payment thereof was due, but for this Section 9(k), to the date of payment thereof.”

8.                                       Section 9(l) of the Employment Agreement is hereby amended in its entirety to read as follows:

In addition to the annuity that is described in Section 6(a) hereof, the Executive shall earn an additional supplemental pension benefit in a quarterly amount of $125,000, commencing retroactively as of August 1, 2006, and each November 1, February 1, May 1 and August 1 thereafter until the earlier of (a) January 31, 2008 and (b) the last day of the Term of Employment (pro-rated for any partial final quarter in the event that the Term of Employment terminates (1) on a day other than August 1, November 1, February 1 or May 1 and (2) prior to January 31, 2008.  Subject to Section 9(k) hereof, such amount shall be due and payable, on the earlier of (a) January 31, 2008 and (b) the last day of the Term of Employment (the Additional Supplement Pension Benefit Payment Date”), together with interest thereon at the rate of 6% per annum, compounded quarterly, calculated from the dates that the Executive earned the same to the Additional Supplement Pension Benefit Payment Date.

9.                                       Section 24 is hereby amended by deleting the words “December 31, 2006” and substituting in lieu thereof the words “December 31, 2008”.

10.                                 Except as amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Blyth, Inc.

By:
Its: Vice President

The Executive:

Robert B. Goergen